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                                                                      EXHIBIT 21



SIGNIFICANT SUBSIDIARIES OF UNION PACIFIC CORPORATION

                                                                                                 State of
Name of Corporation                                                                              Incorporation
-------------------                                                                              -------------
Union Pacific Railroad Company.................................................................  Delaware
Southern Pacific Rail Corporation..............................................................  Utah
Overnite Transportation Company................................................................  Virginia